UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Cracker Barrel Old Country Store, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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POST OFFICE BOX 787 LEBANON, TENNESSEE 37088-0787

Investor Contact:	Lawrence E. Hyatt, Senior Vice President and Chief Financial Officer
(615) 235-4432
Mark Harnett, MacKenzie Partners, Inc.
(212) 929-5877

Media Contact:	Julie K. Davis, Senior Director, Corporate Communications
(615) 443-9266
Ruth Pachman, Kekst and Company
(212) 521-4891

CRACKER BARREL RESPONDS TO BIGLARI QUESTION ABOUT PROXY

LEBANON, Tenn. October 9, 2012 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today responded to a letter sent to its Board of Directors by Sardar Biglari, Chairman and CEO of Biglari Holdings, on October 8, 2012, concerning the background of James W. Bradford, a member of Cracker Barrel’s Board of Directors and its incoming Chairman. In his letter, Mr. Biglari calls into question one aspect of Mr. Bradford’s credentials.

Mr. Bradford was appointed to the Cracker Barrel Board in July 2011 and will become the independent Chairman of the Board next month. Since 2005, he has served as Dean and Ralph Owen Professor for the Practice of Management at Vanderbilt University’s Owen Graduate School of Management. He served as President and CEO of United Glass Corporation, a global glass fabricator, from 1999 to 2001, and as President and CEO of AFG Industries Inc., a vertically integrated glass manufacturing and fabrication company, from 1992 to 1999. Mr. Bradford first joined AFG Industries in 1984 as its general counsel, and during a portion of his tenure as general counsel the company was listed on the New York Stock Exchange (NYSE). AFG Industries was taken private in 1988 and Mr. Bradford subsequently became President and CEO, thus leading a sizable corporation that had formerly been an NYSE-listed company.

Mr. Bradford did not represent to the Company’s Board that AFG was publicly traded during the time he served as CEO of that company. However, the wording of the Company’s proxy statement and subsequent statements was presented in a manner that suggested the contrary. The Company regrets any resulting misunderstanding. The facts remain that Mr. Bradford was indeed the CEO of AFG Industries and AFG Industries was an NYSE-listed company while Mr. Bradford was the general counsel and prior to his assuming the role of CEO.

Mr. Bradford’s extensive business and academic experience is beyond reproach, and he has already contributed significantly to the Company’s Board, as one of several new directors who have helped to oversee the Company’s successful operating performance over the past year.

- more -

Cracker Barrel Chief Executive Officer Sandra B. Cochran said: “The accusations and innuendo in Mr. Biglari’s letter represent a continuation of his contentious rhetoric. We urge shareholders not to be distracted by Mr. Biglari’s proxy fight and instead focus on the Company’s business and strong operating results.”

About Cracker Barrel

Cracker Barrel Old Country Store restaurants provide a friendly home-away-from-home in their old country stores and restaurants. Guests are cared for like family while relaxing and enjoying real home-style food and shopping that’s surprisingly unique, genuinely fun and reminiscent of America’s country heritage…all at a fair price. The restaurant serves up delicious, home-style country food such as meatloaf and homemade chicken n’ dumplins as well as its signature biscuits using an old family recipe. The authentic old country retail store is fun to shop and offers unique gifts and self-indulgences.

Headquartered in Lebanon, Tennessee, Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) was established in 1969 and operates 620 company-owned locations in 42 states. Every Cracker Barrel unit is open seven days a week with hours Sunday through Thursday, 6 a.m. — 10 p.m., and Friday and Saturday, 6 a.m. - 11 p.m. For more information, visit: crackerbarrel.com.

Important Additional Information

Cracker Barrel, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Cracker Barrel shareholders in connection with the matters to be considered at Cracker Barrel’s 2012 Annual Meeting. On October 4, 2012, Cracker Barrel filed a definitive proxy statement (as it may be amended, the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Cracker Barrel shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, including Annex A thereto. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Cracker Barrel with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.crackerbarrel.com.

CBRL-F

- end -

Set forth below is an e-mail delivered by Sandra B. Cochran, President and CEO of Cracker Barrel Old Country Store, Inc. (the “Company”), to home office and field management employees of the Company. The e-mail was sent after 3 p.m. Central Time on October 9, 2012.

From Sandy Cochran

In keeping with my commitment to stay in touch regarding developments in the proxy contest in which we are currently engaged, I’m writing to share with you information that Cracker Barrel made available today in response to a letter that Sardar Biglari sent to our Board of Directors yesterday concerning the professional background of our incoming Chairman, Jim Bradford.

You may already know that Jim joined our Board last summer, and I can tell you that Jim’s business and academic experience is beyond reproach. The accusations and innuendo in Mr. Biglari’s letter represent a continuation of his contentious rhetoric. As usual, you can see the detailed news release that is posted on our Investor Relations website, so I’ll just repeat here that the fact is that Jim was, indeed, the CEO of AFG Industries and AFG Industries was an NYSE-listed company while Mr. Bradford was the general counsel and prior to his assuming the role of CEO.

Jim has already contributed significantly to the Company’s Board, as one of several new directors who have helped to oversee the Company’s successful operating performance over the past year. We are urging our shareholders not to be distracted by Mr. Biglari’s proxy fight and instead to focus on the Company’s business and strong operating results.

I’ll say again that these strong operating results are due to the dedication of our 70,000 employees and I am proud of the focus that you have been able to maintain in order to deliver an outstanding guest experience to our 215 million guests. Thank you.

Important Additional Information

Cracker Barrel, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Cracker Barrel shareholders in connection with the matters to be considered at Cracker Barrel’s 2012 Annual Meeting. On October 4, 2012, Cracker Barrel filed a definitive proxy statement (as it may be amended, the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Cracker Barrel shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, including Annex A thereto. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Cracker Barrel with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.crackerbarrel.com.

On October 9, 2012, a new link was added to the “Proxy Contest” section of Cracker Barrel Old Country Store, Inc.’s website.

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Important Additional Information

Cracker Barrel, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Cracker Barrel shareholders in connection with the matters to be considered at Cracker Barrel's 2012 Annual Meeting. Cracker Barrel has filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (the "SEC") in connection with such solicitation of proxies from Cracker Barrel shareholders. When completed, a definitive proxy statement and a form of proxy will be mailed to Cracker Barrel shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PRELIMINARY PROXY STATEMENT, THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials to be filed with the SEC in connection with Cracker Barrel's 2012 Annual Meeting. Shareholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by Cracker Barrel with the SEC for no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.crackerbarrel.com.

Investor documents

Definitive_Proxy_Statement_dated_10-4-12.pdf
Letter_to_the_Shareholders_dated_10-4-12.pdf

Related press releases

Oct 9:
Cracker Barrel Responds to Biglari Question About Proxy

Oct 4:
Cracker Barrel Urges Shareholders to Reject Nominations of Biglari and Cooley to Board of Directors

Sep 6:
Cracker Barrel Confirms Offer Made to Biglari to Appoint Two Independent Directors to Cracker Barrel Board, and Biglari's Rejection of Offer